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                                                                       EXHIBIT 5


                                 May 19, 1998




Hussmann International, Inc.
12999 St. Charles Rock Road
Bridgeton, Missouri 63044-2483


                Re:     Hussmann International, Inc.
                        $250,000,000 Principal Amount of Debt Securities

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Hussmann International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $250,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

        In rendering this opinion, we have examined and relied upon a copy of the Indenture (in the form of Exhibit 4.3 to the Registration Statement) and the Registration Statement. We have also examined and relied upon originals, or copies of originals, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.


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        Based upon the foregoing, we are of the opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

        2. The Company has corporate power and authority to execute and deliver the Indenture and to authorize and sell the Debt Securities.

        3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company shall have taken appropriate corporate action authorizing the issuance and sale of such series of Debt Securities as contemplated by the Indenture and the resolutions heretofore adopted by the Board of Directors of the Company; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        For the purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Company and the validity, legally binding character or enforceability of the Debt Securities, and that such laws will be the only laws applicable to the Company and the Debt Securities. We have further assumed that neither the Certificate of Incorporation or By-laws of the Company nor the Indenture will have been materially modified or amended, and all thereof will be in full force and effect.

        This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Debt Securities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.



                                           Very truly yours,



                                           /s/ Sidley & Austin